December 9, 2014 Goldman Sachs US Financial Services Conference 2014

Forward-Looking Statements & Peer Group Abbreviations This presentation contains statements that relate to the projected or modeled performance or condition of Zions Bancorporation and elements of or affecting such performance or condition, including statements with respect to forecasts, opportunities, models, illustrations, scenarios, beliefs, plans, objectives, goals, guidance, expectations, anticipations or estimates, and similar matters. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual facts, determinations, results or achievements may differ materially from the statements provided in this presentation since such statements involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions; economic, market and business conditions, either nationally, internationally, or locally in areas in which Zions Bancorporation conducts its operations, being less favorable than expected; changes in the interest rate environment reducing expected interest margins; changes in debt, equity and securities markets; adverse legislation or regulatory changes; Federal Reserve reviews of our annual capital plan; and other factors described in Zions Bancorporation’s most recent annual and quarterly reports. In addition, the statements contained in this presentation are based on facts and circumstances as understood by management of the company on the date of this presentation, which may change in the future. Except as required by law, Zions Bancorporation disclaims any obligation to update any statements or to publicly announce the result of any revisions to any of the forward-looking statements included herein to reflect future events, developments, determinations or understandings. 2 BAC: Bank of America Corporation BBT: BB&T Corporation CMA: Comerica Incorporated C: Citigroup Inc. FITB: Fifth Third Bancorp HBAN: Huntington Bancshares Incorporated JPM: JPMorgan Chase & Co. KEY: KeyCorp MTB: M&T Bank Corporation PNC: PNC Financial Services Group, Inc. RF: Regions Financial Corporation STI: SunTrust Banks, Inc. UB: UnionBanCal Corporation USB: U.S. Bancorp WFC: Wells Fargo & Company ZION: Zions Bancorporation

• Capital / Leverage • Credit Quality • Energy Lending • Profitability • Small Business Lending Update • Fee Income Initiative • Updated Outlook • Appendix 3

Capital Levels are Strong



Tier 1 Common Risk-Based Capital Ratio
Tier 1 Risk-Based Capital Ratio
15%
14%
13%
12%
11%
10%
9%
8%
11.9%
14.4%
C
UB
BAC
ZION
RF
KEY
WFC
PNC
CMA
BBT
HBAN
JPM
MTB
USB
FITB
STI
ZION
C
BAC
PNC
RF
UB
WFC
MTB
BBT
KEY
HBAN
JPM
USB
FITB
CMA
STI

Source: SNL Financial as of 3Q14

4

ZIONS BANCORPORATION

Reserve for Loan Losses is Strong Relative to Peers Reserve is strong relative to loans and relative to credit loss rates Source: SNL Financial as of 3Q14 Allowance for Credit Losses includes the Allowance for Loan & Lease Losses and the Allowance for Unfunded Commitments 5 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% C JP M P N C U SB FIT B ZI O N B A C R F W FC ST I M TB KE Y H B A N C M A B B T U B Total Allowance for Credit Losses/ Loans Net Charge-Offs Allowance for Credit Losses / Loans

Debt to Tier 1 Common Ratio: Zions Has Least Debt Relative to Tier 1 Common of Peers Source: SNL Financial as of 3Q14 6 0% 50% 100% 150% 200% 250% 300% 350% 400% ZIO N CM A R F U B KE Y H B A N MT B ST I FI TB PN C B B T W FC U SB C B A C JP M Debt / Tier 1 Common

• Capital / Leverage • Credit Quality • Energy Lending • Profitability • Small Business Lending Update • Fee Income Initiative • Updated Outlook • Appendix 7

Zions’ Credit Quality Metrics are Among the Best in the Industry 8 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% U B ST I CM A B B T ZIO N KE Y US B FIT B H B A N JP M P N C M TB R F B A C WF C C Nonperforming Lending Related Assets (Includes 90+ Days Past Due) As a percentage of loans Source: SNL Financial as of 3Q14 0.0% 0.5% 1.0% 1.5% U B CM A ZIO N M TB KE Y P N C H B A N ST I WF C B B T US B B A C FIT B R F JP M C Trailing 12 Month Net Charge-Off Rates, As a percentage of loans

Net Charge Off Rate Compares Favorably with Peers Through the Cycle Through Multiple Cycles, Zions ranks well; no adjustment made for survivorship bias Source: SNL Financial. Net charge-off ratios annualized. 9 0% 1% 2% 3% 4% 5% 6% U B M TB CM A PN C ZIO N US B B B T ST I WF C KE Y H B A N R F FIT B JP M B A C C Annualized Average NCO Rate of Overall Portfolio, 2007-2013 M TB U B CM A ZIO N ST I PN C B B T KE Y US B H B A N R F WF C FIT B B A C JP M C Annualized Average NCO Rate of Overall Portfolio, 1990-2013

• Capital / Leverage • Credit Quality • Energy Lending • Profitability • Small Business Lending Update • Fee Income Initiative • Updated Outlook • Appendix 10

Energy Loan Portfolio 11 Key Takeaways • $3.1 billion of outstanding balances at 9/30/2014 • 8% of loans • 34% Upstream, 31% Oilfield Service, 18% Midstream, 13% Energy Service Manufacturing, 4% Other (see slide 12) • Balances up a modest 1.7% year over year at September 30, 2014 • Internal concentration limits result in more measured growth • Conservative underwriting also contributes to more measured growth • Underwriting of upstream includes several risk mitigants (see slides 13 - 15) • Underwriting of Energy Service portfolio includes low leverage and strong, stable equity sponsors (see slide 16) • Less than 1% peak annual energy loan losses in the wake of the last large oil price decline • Balanced Production: 49% of borrowers are “Oil Intensive” (produced more oil than gas) • Internal sensitivity analysis uses prices of mid-$50s for 8 quarters • Sensitivity and portfolio analysis indicates potential risk rating downgrades may drive additional modest loan loss reserves. Source: Company Documents

Segmentation of Energy Portfolio 9/30/14 12 Energy Cycle Source: Company Documents Upstream (E&P) 34% Midstream 18% Downstream 2% Other Non- Services 2% Services Oilfield 31% Services Prod Mfg. 13% Outstandings $3.1B Oil Gas

Conservative Underwriting: What We Do, and What We Avoid 13 Source: Company Documents What We Do: • Upstream lending – multiple “haircuts” on oil / gas values and commodity prices to arrive at borrowing base (loan commitment amount) • Semi-annual borrowing base redeterminations and sensitivity testing to ensure proper equity cushion throughout the life of the loan • Energy services loans generally have limited leverage ratios • Sponsors are frequently long-standing, dedicated private equity firms, not generalists PE firms that may not fully understand the risks What We Avoid: • Borrowers who employ too much leverage, even if much of the debt is subordinate to ours • Borrowers with complex equity structures, especially where competing interests among equity groups/classes could delay or derail additional capital infusions • Management teams that are inexperienced and/or unproven • Energy service companies in the most cyclically sensitive parts of the industry: seismic companies, small independent drilling contractors and saltwater disposal services

14 Price Deck: Consistently Conservative vs. 12-Month Oil Futures Strip $- $20 $40 $60 $80 $100 $120 $140 $160 M ar -0 0 O ct -0 0 M ay -0 1 D ec -0 1 Ju l- 0 2 Feb -0 3 Se p -0 3 A p r- 0 4 N o v- 0 4 Ju n -0 5 Ja n -0 6 A u g- 0 6 M ar -0 7 O ct -0 7 M ay -0 8 D ec -0 8 Ju l- 0 9 Feb -1 0 Se p -1 0 A p r- 1 1 N o v- 1 1 Ju n -1 2 Ja n -1 3 A u g- 1 3 M ar -1 4 O ct -1 4 M ay -1 5 D ec -1 5 Ju l- 1 6 Feb -1 7 Se p -1 7 A p r- 1 8 N o v- 1 8 Ju n -1 9 Do lla rs P e r B ar re l Oil (WTI ) Zions Base Zions Sensitivity NYMEX NYMEX Historical 12-Month Oil Futures Strip (Average of next 12 monthly futures contracts) NYMEX Forward 12-Month Oil Futures Strip Source: Company Documents

Upstream (Reserve-Based) Underwriting 15 Typical Oil & Gas Reserve-Based Loan $100 - Value of oil & gas reserves using current NYMEX oil and gas prices $ 85 - Zions’ risk-adjusted value of reserves (apply risk factors to non- producing reserves) $ 77 - Apply “bank price deck” (generally ~90% of NYMEX) to determine collateral value. $ 54 - Loan commitment amount (30% haircut if 25%+ of reserves are hedged) $ 46 - Loan commitment amount (40% haircut if no hedging) Notes: • Collateral value is based on engineering firm assessment of oil/gas reserves. For lending purposes, no more than 25% of the collateral may be comprised of non- producing reserves. Cash flows from the reserves are calculated by employing engineer’s projected volumes, bank oil/gas price deck and actual operating costs, then converted to present value using a 9% discount rate. • Utilization rate typically runs near 50% on the loan commitment amount. Source: Company Documents

Energy Services – Key Credit Metrics 16 How We Mitigate Risk in Energy Service Lending • Conservative Capital Structures • Average Senior Debt / EBITDA: 2.0x or less (a covenant is generally tripped if ratio rises to 3.0x) • Average Debt / Capitalization: less than 50% • Strong sponsorship / access to capital • Private Equity firms sponsor a large portion of the energy loan portfolio; PE firms are typically dedicated to the energy industry, rather than generalists. • Dedicated PE sponsors: ~80% of total sponsors • Generalist PE sponsors: all have a significant amount of capital committed to the energy industry • Large portion of portfolio consists of publicly traded companies with strong balance sheets and access to multiple sources of capital • Geographically diversified client base with operations across most major basins • Most borrowers have significant operations in both oil and gas basins • Private companies without equity sponsors are typically very well capitalized with strong management teams (many have personal recourse or sponsorship from high net worth families) Source: Company Documents

• Capital / Leverage • Credit Quality • Energy Lending • Profitability • Small Business Lending Update • Fee Income Initiative • Updated Outlook • Appendix 17

-$100,000 -$50,000 $0 $50,000 $100,000 $150,000 $200,000 $250,000 2Q1 2 3Q1 2 4Q1 2 1Q1 3 2Q1 3 3Q1 3 4Q1 3 1Q1 4 2Q1 4 3Q1 4 Net Earnings Applicable to Common NEAC, As reported NEAC, Adjusted Profitability Improvement driven primarily by capital actions 18 (In Thousands) Source: SNL Financial *Adjusted ROAA and NEAC excludes gains/losses on securities, debt extinguishment and preferred stock redemption cost, and reserve release, which is defined as provision for credit losses net of NCOs 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 2Q1 2 3Q1 2 4Q1 2 1Q1 3 2Q1 3 3Q1 3 4Q1 3 1Q1 4 2Q1 4 3Q1 4 Adjusted ROAA, Annualized

Source: SNL Financial as of 3Q14 *Risk adjusted NIM calculated as net interest income less net charge-offs divided by average earning assets. Net Interest Margin Remains Stronger Than Peers Some Pressures Remain, but Outlook is For Slightly Increasing Net Interest Income 19 3.1% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% ZIO N M TB H B A N B B T R F P N C FIT B WF C U B US B C M A KE Y ST I C B A C JP M Risk-Adjusted NIM* 3.2% B B T H B A N M TB FIT B ZIO N R F US B WF C P N C ST I C U B KE Y CM A B A C JP M Net Interest Margin

Net Interest Income Drivers Pressures: • Reduction of FDIC Income • Repricing of Loan Portfolio Benefits: • Loan Growth • Debt Redemptions • Asset Sensitivity (positive leverage to rising interest rates) 20

Wtd. Avg. Coupon of New Loans is Slightly Lower Than Wtd. Avg. Portfolio Small lift in short term rates would substantially neutralize this dilution 21 Source: Company documents as of 3Q14. Production defined as new loans and marginal draws on existing lines of credit; portfolio yield includes deferred fee income recognized over the expected life of the loan, while coupon of production does not include such amortizing fees. 3.71% 4.24% 3.93% 0% 1% 2% 3% 4% 5% 6% 1 Q 1 2 2 Q 1 2 3 Q 1 2 4 Q 1 2 1 Q 1 3 2 Q 1 3 3 Q 1 3 4 Q 1 3 1 Q 1 4 2 Q 1 4 3 Q 1 4 Portfolio vs. Production New Origination Coupon Loans HFI Yield, excluding FDIC-supported loans Loans HFI Coupon, excluding FDIC-supported loans Six basis point decline in 3Q14 production coupon vs. prior quarter was largely due to purchase of $249 million of residential mortgages in 3Q14.

Loan Growth Remains a Positive NII Driver 22 Source: Company documents as of 3Q14. “FDIC” refers to FDIC-supported loans; “NRE” refers to National Real Estate. 90 100 110 120 130 2 Q 1 2 3 Q 1 2 4 Q 1 2 1 Q 1 3 2 Q 1 3 3 Q 1 3 4 Q 1 3 1 Q 1 4 2 Q 1 4 3 Q 1 4 Unused Commitments Gross Loans Loans ex FDIC + NRE (runoff portfolios) Declines in commitments in 2Q14 and 3Q14 attributable to intentional reduction in construction and land development, designed to improve Zions’ risk profile, particularly under adverse economic conditions.

Significant Reductions to Interest Expense Through Debt Reduction 23 Source: company documents Total Debt Outstanding ($, in millions) Annual Interest Expense ($, in millions) 3rd Quarter Capital Actions • Retired at maturity or through calls: $335 million of debt • Successfully tendered for $500 million of senior debt • Total annualized savings to exceed $50 million • Additional very expensive sub debt expected to be retired in the second half of 2015 0 50 100 150 200 250 300 350 400 450 500 0 500 1,000 1,500 2,000 2,500 2011 2012 2013 2Q14 (Annualized) Pro Forma 3Q14 (Annualized) Senior Debt Subordinated Debt Total Interest Expense Interest Expense on Debt

-5% 0% 5% 10% 15% 20% 25% 30% - 100 bps 0 bps +100 bps +200 bps +300 bps C h an ge in N e t In terest In co m e Net Interest Income Sensitivity NII Slow NII Fast Balance Sheet Remains Asset Sensitive Zions is Positioned for Economic Recovery and Rising Rates 24 Zions estimates net interest income would increase between an estimated 14% and 17% if interest rates were to rise 200 bps* in the first year. * 12-month simulated impact using a static balance sheet and a parallel shift in the yield curve, and is based on regression analysis comparing deposit repricing changes against similar duration benchmark indices (e.g. Libor, U.S. Treasuries); also includes management input across all major geographies in which Zions does business, intended to adjust for local market conditions. “Slow Response” refers to an assumption that market rates on deposits will adjust at a moderate rate (i.e. supply of deposits exceeds demand for loans). Data as of 3Q14 Repricing Scenario Assumptions by Deposit Product (as of 9/30/14) Effective Duration (Base) FAST SLOW Demand Deposits 1.8% 2.8% Money Market 0.8% 1.2% Savings and Interest on Checking 2.9% 3.8%

Noninterest Expense Drivers Additions: • Systems Upgrade (Core processing, accounting system overhaul, loan data entry system, etc. ) • Salary Expenses • Seasonal (CCAR) Reductions: • Credit Related • Indemnification Asset Expense Takeaway: Zions expects generally stable core noninterest expense over near term, with tight expense controls on ordinary operations, offset by increases in expenses from systems upgrades and CCAR 25

Noninterest Expense Views Efficiency ratio is weak relative to peers, partly a function of asset sensitivity positioning 26 Source: SNL Financial as of 3Q14 Noninterest expense adjusted for debt extinguishment cost and provision for unfunded lending commitments for Zions in 3Q14 40% 50% 60% 70% 80% 90% US B WF C M TB P N C C B B T U B H B A N JP M R F ST I FIT B CM A KE Y ZIO N B A C Efficiency Ratio 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% CM A FIT B M TB ST I US B H B A N ZIO N U B R F P N C KE Y JP M B B T WF C C B A C Noninterest Expense / (Loans + Deposits)

• Capital / Leverage • Credit Quality • Energy Lending • Profitability • Small Business Lending Update • Fee Income Initiative • Updated Outlook • Appendix 27

Zions Punches Above Its Weight in Small Business Lending



(In Millions)
Commercial Loans Sized $100k - $1M
$25,000
$20,000
$15,000
$10,000
$5,000
$0
WFC
BAC
JPM
USB
BBT
PNC
ZION
RF
MTB
STI
C
HBAN
FITB
CMA
KEY
UB



Commc'l Loans $100k - $1M, As a Percent of Total Commercial Loans
25%
20%
15%
10%
5%
0%
ZION
BBT
HBAN
RF
MTB
USB
WFC
BAC
KEY
PNC
STI
FITB
CMA
JPM
C
UB

28

Source: Call report data via SNL Financial, as of 2Q14

ZIONS BANCORPORATION

Zions’ Small Business C&I Growth Has Been Stronger Than Peers, While CRE Decline Has Strengthened Zions’ Risk Profile 29 0% 2% 4% 6% 8% 10% 12% 14% 16% 4Q 1 1 2Q 1 2 4Q 1 2 2Q 1 3 4Q 1 3 2Q 1 4 Commercial & Industrial Loan Growth (Loans Sized $100k - $1M) ZION Median Banks > $5B Total U.S. Commercial Banks -16% -14% -12% -10% -8% -6% -4% -2% 0% 4Q 1 1 2Q 1 2 4Q 1 2 2Q 1 3 4Q 1 3 2Q 1 4 Commercial Real Estate Loan Growth (Loans Sized $100k - $1M) ZION Median Banks > $5B Total U.S. Commercial Banks Source: Call report data via SNL Financial as of 2Q14; median bank > $5 billion refers to the median of banks with total assets > $5 billion.

• Capital / Leverage • Credit Quality • Energy Lending • Profitability • Small Business Lending Update • Fee Income Initiative • Updated Outlook • Appendix 30

Zions has proportionately stronger fee income vs. community banks in its footprint ($5-$15B) Source: SNL Financial for the full year 2013 0% 10% 20% 30% 40% 50% 60% IB O C FF IN U M P Q ZIO N C O LB NBH C B B C N C VB F P A C W C A TY TC B I W A L W A FD Fee Income Ratio (Noninterest Income as a % of total revenue) Fee Income defined as income from fiduciary activities, service charges on deposit accounts in U.S. offices, trading gains from foreign exchange transactions, other foreign transaction gains, gains and fees from assets held in trading accounts, and other noninterest income. Though included in the regulatory filings as noninterest income, nonhedge derivative income (loss) and FDIC indemnification related gains/losses are excluded from fee income for all applicable banks. 31

Zions has proportionately lower fee income relative to CCAR peers Source: SNL Financial for the full year 2013 Fee Income defined as income from fiduciary activities, service charges on deposit accounts in U.S. offices, trading gains from foreign exchange transactions, other foreign transaction gains, gains and fees from assets held in trading accounts, and other noninterest income. Though included in the regulatory filings as noninterest income, nonhedge derivative income (loss) and FDIC indemnification related gains/losses are excluded from fee income for all applicable banks. 0% 10% 20% 30% 40% 50% 60% JP M B A C B B T US B WF C KE Y P N C C M TB ST I FIT B R F H B A N CM A U B ZI O N Fee Income Ratio (Noninterest Income as a % of Total Revenue) 32

What to Expect from Fee Income Initiative • Growth focused within Zions’ footprint with relationship customers • Greater focus and tracking • Enhanced utilization of corporate infrastructure, product development with local pricing • Above average growth rates, assisted by generally low current penetration rates • Simple products that can be leveraged over entire employee base 33

• Capital / Leverage • Credit Quality & Energy Lending • Profitability • Small Business Lending Update • Fee Income Initiative • Updated Outlook • Appendix 34

One-Year Outlook Summary Relative to 3Q14 Results Topic Outlook Comment Loan Balances Slightly to Moderately Increasing • Prepayments remain volatile, making net loan growth difficult to forecast Net Interest Income Slightly Increasing • Primarily driven by debt reduction late in 3Q14 • Zions expects to invest approximately $1.2 billion of its money market investments into other high-quality liquid assets over the course of the next year, primarily in short- to medium-duration government agency mortgage-backed securities. Provisions Modestly Negative • Includes Provisions for Loan Losses & Reserve for Unfunded Loan Commitment • 4Q14 reserve may reflect decline in value and increase in volatility in oil prices Fee Income Increasing • Excluding securities gains/losses, fee income initiatives likely to result in moderate increase Noninterest Expense Stable • Higher expenses stemming from loan/deposit/accounting systems upgrade, offset by reduced credit-related NIE and subsiding FDIC Indemnification Asset amortization • Excludes the effect of debt extinguishment costs and provision for unfunded lending commitments 35

• Capital • Credit Quality • Profitability • Small Business Lending Update • Fee Income Initiative • Updated Outlook • Appendix 36

Bank Headquarters Assets % of Total Zions Bank Salt Lake City $19B 34% CB&T San Diego $11B 20% Amegy Houston $13B 23% NBA Phoenix $5B 9% NSB Las Vegas $4B 7% Vectra Denver $3B 5% Commerce Bank - WA Seattle < $1B 1% Commerce Bank - OR Portland < $1B 1% Zions Bancorporation Salt Lake City $55B 100%  Superior lending capacity relative to community banks  Superior local customer access to bank decision makers relative to big nationals  Centralization of some processing and other non-customer facing elements of the business to achieve efficiencies  Strategic local “ownership” of market opportunities and challenges A Collection of Great Banks More than 70% of Assets in Utah / Texas / Coastal California 37 Subsidiary information as of 3Q14

$(600) $(400) $(200) $- $200 $400 $600 $800 $1,000 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 Gross Change from Previous Quarter Small Mid & Large Larger Loan Growth Outpacing Small Loan Growth 38 In Millions Source: Company documents as of 3Q14. Small Loans < $5M Commitment Middle Market & Large Loans > $5M Commitment -20% -10% 0% 10% 20% 30% 40% 50% 1Q1 2 3Q1 2 1Q1 3 3Q1 3 1Q1 4 3Q1 4 Loan Growth by Size Small Mid & Large

3.99% 3.25% 3.71% 0% 1% 2% 3% 4% 5% 6% 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 Smaller Loans vs. Larger Loans Small Production Coupon Mid & Large Production Coupon Total Production Coupon Smaller Loan Coupons Are In-Line with the Overall Portfolio Yield A shift to smaller business loans would have a favorable impact on the NIM trend 39 Source: Company documents as of 3Q14. Production defined as new loans and marginal draws on existing lines of credit Small Loans < $5M Commitment Middle Market & Large Loans > $5M Commitment Small Loan Production (Coupon) Mid & Large Loan Production (Coupon) Small 65% Mid & Large 35% Loan Portfolio by Size Decline in 3Q14 total production coupon and small loan production coupon vs. prior quarter was largely due to purchase of $249 million of residential mortgages in 3Q14.

Loan Portfolio Driven by Healthy C&I and Consumer Growth 40 Source: Company documents as of 3Q14. -15% -10% -5% 0% 5% 10% 15% 20% 25% 2 Q1 2 3 Q1 2 4 Q1 2 1 Q1 3 2 Q1 3 3 Q1 3 4 Q1 3 1 Q1 4 2 Q1 4 3 Q1 4 Loan Growth by Type C&I O/O C&D Term CRE Consumer • Strong C&I and Consumer loan growth the last two years • Reduction in construction & development, both in balances and commitments, is part of a deliberate effort to reduce concentration. This is designed to improve Zions’ risk profile, particularly under adverse economic conditions.

Loans Growing Across the Subsidiaries 41 • Increased loan production the past two years is attributable across the affiliates. • ZFNB loan growth has been depressed during the last two years due to the runoff of the National Real Estate portfolio. Amegy—Amegy Bank (TX) CB&T—California Bank & Trust (CA) NBA—National Bank of Arizona (AZ) NSB—Nevada State Bank (NV) Vectra– Vectra Bank Colorado (CO) ZFNB—Zions First National Bank (UT) ZFNB ex. NRE—Zions First National Bank (UT), excluding attrition from National Real Estate Portfolio Source: Company Documents as of 3Q14 -5% 0% 5% 10% 15% 20% 25% 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 Loan Growth by Affiliate Amegy CB&T NBA NSB Vectra ZFNB ZFNB ex. NRE

CDO Exposure Has Been Significantly Reduced Par value of Securities at period shown 42 In Billions Source: Company earnings releases $1.3 $0.5 $1.1 $0.4 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 1Q13 3Q14 Performing Nonperforming 61% reduction of total portfolio

CDO Portfolio Composition & Values as of 1Q13 43 March 31, 2013 (Amounts in Millions) # of Tranches Par Amount Amortized Cost Carrying Value Net Unrealized Losses Recognized in AOCI Performing CDOs Predominantly Bank CDOs 27 $774 $694 $560 -$134 Insurance CDOs 22 447 443 331 -112 Other CDOs 6 51 40 37 -3 Total Performing CDOs 55 1,272 1,177 928 -249 Nonperforming CDOs CDOs Credit Impaired Prior to Last 12 Months 19 394 275 126 -149 CDOs Credit Impaired During Last 12 Months 39 732 432 179 -253 Total Nonperforming CDOs 58 1,126 707 305 -402 Total CDOs 113 $2,398 $1,884 $1,233 -$651

CDO Portfolio Composition & Values as of 3Q14 44 September, 2014 (Amounts in Millions) # of Tranches Par Amount Amortized Cost Carrying Value Net Unrealized Losses Recognized in AOCI Performing CDOs Predominantly Bank CDOs 19 $497 $462 $379 -$83 Insurance CDOs 2 41 39 40 1 Other CDOs -- -- -- -- -- Total Performing CDOs 21 538 501 419 -82 Nonperforming CDOs CDOs Credit Impaired Prior to Last 12 Months 16 363 237 168 -69 CDOs Credit Impaired During Last 12 Months 3 31 25 18 -7 Total Nonperforming CDOs 19 394 262 186 -76 Total CDOs 40 $932 $763 $605 -$158 Approximately a 61% Reduction since 1Q 2013 Approximately a 65% Reduction since 1Q 2013